LSB FINANCIAL CORP.
                        COMPUTATION OF PER SHARE EARNINGS
                             (Dollars in thousands)

                                                                                    For the three months ended
                                                                      June 30, 1997                           June 30, 1998
                                                           -------------------------------------------------------------------------
                                                                        Weighted                                Weighted
                                                                         Average    Per share                    Average   Per share
                                                           Income         Shares     Amount        Income         Shares     Amount
Basic EPS
  Income available to common shareholders                  $   361       914,969       $0.39       $   470       897,053       $0.52

Effect of dilutive securities
  Options                                                                 22,467                                  37,939

Diluted EPS
  Income available to common shareholders                      361       937,436       $0.39       $   470       934,993       $0.50

                                                                                    For the six months ended
                                                                      June 30, 1997                           June 30, 1998
                                                           -------------------------------------------------------------------------
Basic EPS
  Income available to common shareholders                  $   719       919,239       $0.78       $   914       898,378       $1.02

Effect of dilutive securities
  Options                                                                 22,467                                 36,509

Diluted EPS
  Income available to common shareholders                      719       941,706       $0.76       $   914       934,887       $0.98